Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for October 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

									(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,635	128,881,138	139,748,209
* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657
Secured loans	389	401	408	413	426	432	454
Notes receivable	119	106	93	110	98	98	94
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430

									(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,731	158,851,935	168,716,430
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,591	111,451,338	121,813,827
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,181	58,636,526	59,759,475
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

									(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431
* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

									(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615
* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

									(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000
* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,586	1,371	1,348						9,892
Approvals	404	309	413	389	409	340	324						2,588
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.79%	24.80%	24.04%						26.16%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,713	1,844						13,984
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,408						11,124
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.89%	76.36%						79.55%
Secured loans
Applications	65	67	116	97	87	113	115						660
Approvals	23	25	38	30	39	41	43						239
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%						36.21%
Notes receivable
Applications	50	21	39	45	48	49	39						291
Approvals	34	21	23	37	28	26	31						200
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%						68.73%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227						47,598
Approvals	380	278	340	350	388	353	322						2,411
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%						5.07%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011						20,815
Approvals	502	494	552	490	509	491	491						3,529
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%						16.95%
     *1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.
     *2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
October 2004

	(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	133	556,500	546	541,487	2	18,300	0	0	1	3,500	62	16,680	744	1,136,467
Other	268	1,317,450	120	102,493	23	1,586,300	13	21,554	367	957,130	288	78,020	1,079	4,062,948

Total	401	1,873,950	666	643,980	25	1,604,600	13	21,554	368	960,630	350	94,700	1,823	5,199,415

October 2005

	(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	47	181,500	196	187,937	0	0	0	0	1	1,500	35	10,580	279	381,517
Other	204	2,038,650	209	207,918	30	8,090,100	8	17,294	309	861,730	240	65,813	1,000	11,281,506

Total	251	2,220,150	405	395,856	30	8,090,100	8	17,294	310	863,230	275	76,393	1,279	11,663,024

* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
October 2004

	(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,250	4,415,904	3,119	3,515,979	8	69,687	1	2,970	10	23,424	1,297	402,381	5,685	8,430,347
Other	23,692	52,878,196	13,899	16,033,277	343	11,451,533	128	204,541	33,265	51,935,939	6,781	2,087,217	78,108	134,590,706

Total	24,942	57,294,100	17,018	19,549,257	351	11,521,221	129	207,511	33,275	51,959,363	8,078	2,489,599	83,793	143,021,053

October 2005

	(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,767	5,554,114	5,331	8,615,973	11	80,589	3	7,000	11	21,753	1,222	381,307	8,345	14,660,738
Other	21,532	54,205,361	12,326	15,568,200	443	37,633,896	91	148,692	29,234	43,876,070	8,208	2,623,470	71,834	154,055,691

Total	23,299	59,759,475	17,657	24,184,173	454	37,714,486	94	155,692	29,245	43,897,824	9,430	3,004,777	80,179	168,716,430

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Delinquent Loans by Default Days as of September 30, 2003, 2004 and 2005
October 31, 2003

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	489,191	0.87	351,602	0.62	1,466,734	2.60	2,307,527	4.10	56,343,807
Business Timely loans	222,724	1.24	162,232	0.91	0	0.00	384,956	2.15	17,896,462
Secured loans	2,660	0.18	10,204	0.69	170,314	11.50	183,178	12.37	1,481,220
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	250,139
Wide loans	569,206	0.93	451,062	0.74	1,268,658	2.07	2,288,927	3.74	61,245,833
Consumer loans	495,537	1.32	329,939	0.88	3,662	0.01	829,139	2.20	37,618,932

Total	1,779,318	1.02	1,305,041	0.75	2,909,370	1.66	5,993,730	3.43	174,836,396

October 31, 2004

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	4,721	2.28	13,558	6.53	0	0.00	18,280	8.81	207,511
Wide loans	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
Consumer loans	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599

Total	1,185,667	0.83	958,809	0.67	3,564,728	2.49	5,709,206	3.99	143,021,053

October 31, 2005

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	531,090	0.89	281,036	0.47	2,065,091	3.46	2,877,217	4.81	59,759,475
Business Timely loans	290,022	1.20	181,581	0.75	7,808	0.03	479,412	1.98	24,184,173
Secured loans	0	0.00	2,477	0.00	448,699	0.00	451,176	0.01	37,714,486
Notes receivable	0	0.00	5,000	3.21	14,236	9.14	19,236	12.36	155,692
Wide loans	307,950	0.70	252,695	0.58	1,067,270	2.43	1,627,917	3.71	43,897,824
Consumer loans	47,471	1.58	30,622	1.02	1,132	0.04	79,226	2.64	3,004,777

Total	1,176,534	0.70	753,413	0.45	3,604,239	2.14	5,534,188	3.28	168,716,430

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	October 2004		October 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	86,333	73.58%	104,114	66.66%	100,855	75.00%
Bank	66,862	56.99%	90,365	57.85%	84,609	62.92%
Non-life insurance companies	2,226	1.90%	1,779	1.14%	1,716	1.28%
Other financial institutions	17,244	14.70%	11,969	7.66%	14,528	10.80%
Direct	30,998	26.42%	52,080	33.34%	33,614	25.00%

Total	117,331	100.00%	156,195	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	October 2004		October 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	5,683	4.84%	16,570	10.61%	10,917	8.12%
Long-term loan	111,648	95.16%	139,625	89.39%	123,552	91.88%
Long-term loan within 1 year	55,180	47.03%	59,266	37.94%	53,874	40.06%
Long-term loan over 1 year	56,467	48.13%	80,359	51.45%	69,678	51.82%

Total	117,331	100.00%	156,195	100.00%	134,469	100.00%

Borrowing rates

			(%)
	October 2004	October 2005	March 2005
Indirect	2.17	1.71	1.97
Bank	2.10	1.67	1.89
Non-life insurance companies	2.34	2.07	2.35
Other financial institutions	2.46	1.96	2.38
Direct	1.90	1.15	1.30

Total	2.10	1.52	1.80

List of Investment Securities

						As of October 31, 2005
						(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	49,500	2,475,000,000	2,170,420,000
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	343	4,213,892,200	1,756,812,200
IDU Co.	8922	5,200	198,758	1,033,544,000	415,000	2,158,000,000	1,124,456,000
Xinhua Finance Ltd.	9399	21,123	52,691	1,112,999,989	71,900	1,518,743,700	405,743,711
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	456	3,317,400,000	404,625,354
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	316,000	474,000,000	349,000,000
Axell Corp.	6730	600	41,666	25,000,000	434,000	260,400,000	235,400,000
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	225	157,500,000	98,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	294,000	147,000,000	95,733,750
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,360	167,240,560	94,344,691
MOC Corp.	2363	800	165,000	132,000,000	274,000	219,200,000	87,200,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	11,060	110,600,000	55,293,361
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	3,130	93,900,000	48,900,000
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	113,000	169,500,000	46,236,000
SBI Partners Co., Ltd.	9653	19,400	107	2,079,680	2,305	44,717,000	42,637,320
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	151,000	74,896,000	7,071,755
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,796	31,070,800	6,833,500
Aeria Inc.	3758	30	1,600,000	48,000,000	1,730,000	51,900,000	3,900,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	674	67,400,000	-6,539,500

Subtotal				8,726,292,118		15,752,360,260	7,026,068,142

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 115				8,187,059,013		8,187,059,013	0

* Deemed securities are included.

Total				16,913,351,131		23,939,419,273	7,026,068,142

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co.,Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	108,000	43,200,000,000	42,700,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,739,920	541,606	3,810,739,920	0
Other subsidiaries				38,504,000		38,504,000	0

Total				7,132,394,920		49,832,394,920	42,700,000,000

* Beginning book value (US$10,000,000) of Matsuyama Nissin Leasing (Shanghai) is converted into yen.